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                                                                    Exhibit 21.1

          SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2005 *

Organization                                                     Jurisdiction
------------                                                     ------------
Atlantic Automotive Components, L.L.C.                        Michigan, U.S.A.
Visteon Receivables, LLC                                      Delaware, U.S.A.
SunGlas, LLC                                                  Delaware, U.S.A.
Visteon Climate Control Systems Limited                       Delaware, U.S.A.
Visteon Domestic Holdings, LLC                                Delaware, U.S.A.
   Halla Climate Systems Alabama Corp.                        Delaware, U.S.A.
   LTD Parts, Incorporated                                    Tennessee,U.S.A.
   Visteon Technologies, LLC                                  Delaware, U.S.A.
   VC Regional Assembly & Manufacturing, LLC                  Delaware, U.S.A.
Visteon Export Services, Inc.                                 Barbados
Visteon Global Technologies, Inc.                             Michigan, U.S.A.
   Visteon Holdings GmbH                                      Germany
      Visteon Deutschland GmbH                                Germany
Infinitive Speech Systems Corp.                               Delaware, U.S.A.
   Infinitive Speech Systems U.K. Limited                     England
Visteon International Holdings, Inc.                          Delaware, U.S.A.
   Visteon-Autopal s.r.o.                                     Czech Republic
   Brasil Holdings Ltda.                                      Brazil
      Visteon Sistemas Automotivos Ltda.                      Brazil
   Duck Yang Industry Co., Ltd.                               Korea
   Halla Climate Control Corporation                          Korea
   Visteon Interiors Korea Limited                            Korea
   Visteon Asia Pacific, Inc.                                 China
   Visteon International Trading (Shanghai) Co., Ltd.         China
   Jiangxi Fuchang Climate Systems, Ltd.                      China
   Visteon Climate Control (Beijing) Co., Ltd.                China
   Visteon Climate Control(Chongqing) Co., Ltd.               China
   Halla Climate Control (Dalian) Co., Ltd.                   China
   Visteon Amazonas Ltda.                                     Brazil
   Visteon S.A.                                               Argentina
   Visteon Asia Holdings, Inc.                                Delaware, U.S.A.
   Visteon Japan, Ltd.                                        Japan
   Visteon Automotive Holdings, LLC                           Delaware, U.S.A.
      Grupo Visteon, S.de R.L. de C.V.                        Mexico
         Aeropuerto Sistemas Automotrices S.de R.L de C.V.    Mexico
         Altec Electronica Chihuahua, S.A. de C.V.            Mexico
         Autovidrio S.A. de C.V.                              Mexico
         Carplastic S.A. de C.V.                              Mexico
         Climate Systems Mexicana, S.A. de C.V.               Mexico
         Coclisa S.A. de C.V.                                 Mexico
         Lamosa S.A. de C.V.                                  Mexico
   Visteon Automotive Systems India Private Limited           India
   Visteon Powertrain Control Systems India Private Ltd.      India
   Climate Systems India Limited                              India
   Visteon Canada, Inc.                                       Canada
   Halla Climate Control Canada Inc.                          Canada
   Halla Climate Control (Portugal) Ar Condicionado, LDA      Portugal
   Visteon Caribbean, Inc.                                    Puerto Rico

   Visteon European Holdings Corporation                      Delaware, U.S.A.
      Visteon Holdings Espana SI                              Spain
         Cadiz Electronica, S.A.                              Spain
         Visteon Sistemas Interiores Espana, S.L.             Spain
      Visteon Holdings France SAS                             France
         Visteon Ardennes Industries SAS                      France
         Visteon Software Technologies SAS                    France
         Visteon Holdings Italia, s.r.l.                      Italy
            Visteon Interior Systems Italia SpA               Italy
         Visteon Interior Systems Holdings France SAS         France
            Visteon Systemes Interieurs SAS                   France
               Reydel Limited                                 United Kingdom
   Visteon Hungary Kft                                        Hungary
   Visteon-Nichirin-Czech s.r.o                               Czech Republic
   Visteon Philippines, Inc.                                  Philippines
   Visteon Poland S.A.                                        Poland
   Visteon Portugesa, Ltd.                                    Bermuda
   Visteon International Holding (BVI) Limited                British Vir. Isles
   Visteon Slovakia S.r.o.                                    Slovakia
   Visteon South Africa (Pty) Limited                         South Africa
   Visteon (Thailand) Limited                                 Thailand
   Halla Climate Control (Thailand) Company Limited           Thailand
   Visteon Automotive Components Production Industry
      and Commerce AS                                         Turkey
   Visteon UK Limited                                         England
Visteon Global Treasury, Inc.                                 Delaware, U.S.A.
Visteon LA Holdings Corp.                                     Delaware, U.S.A.
Visteon International Business Development, Inc.              Delaware, U.S.A.
Visteon Systems, LLC                                          Delaware, U.S.A.
   Visteon AC Holdings Corp.                                  Delaware, U.S.A.

8    Other U.S. Subsidiaries

6    Other Non-U.S. Subsidiaries

* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.